UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 9, 2024

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 9, 2024, SM Energy Company (the “Company”) announced that the Board of Directors of the Company had appointed Beth McDonald, age 45, as Executive Vice President and Chief Operating Officer of the Company.
Ms. McDonald most recently served as Executive Vice President – Strategic Planning, Field Development and Marketing for Pioneer Natural Resources Company. For approximately the last twenty years, Ms. McDonald worked in roles of increasing responsibility at Pioneer, holding leadership positions focusing on both the Permian Basin and South Texas. Ms. McDonald earned a Bachelor of Science in Petroleum Engineering from Texas A&M University.
In connection with her appointment as Executive Vice President and Chief Operating Officer, the Compensation Committee of the Board of Directors approved Ms. McDonald’s annual base salary of $560,000. Pursuant to the Company’s Cash Bonus Plan, Ms. McDonald’s short-term incentive plan target is 100% of annual base salary, which amount is payable in the form of an annual cash bonus. Under the Company’s Equity Incentive Compensation Plan, Ms. McDonald’s long-term incentive plan target is $2,300,000, which amount is granted 50% in the form of restricted stock units and 50% in the form of performance share units. For 2024, (i) the amount of Ms. McDonald’s short-term incentive plan award will be determined using the target percentage for the prorated portion of the year during which she served, subject to performance against the pre-established performance goals set by the Board of Directors of the Company, and (ii) the amount of Ms. McDonald’s long-term incentive plan award will be $2,300,000. In addition, in connection with her appointment, Ms. McDonald will receive a sign-on bonus of $1,750,000, which amount will be payable 50% upon commencement of employment and 50% upon the first anniversary of employment (subject to continuation of employment through such date). Further, Ms. McDonald entered into a Change of Control Executive Severance Agreement, effective September 9, 2024, a form of which is filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
There is no family relationship between Ms. McDonald and any director or executive officer of the Company. Ms. McDonald is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On September 9, 2024, the Company issued a press release announcing that Ms. McDonald had been appointed as the Executive Vice President and Chief Operating Officer of the Company. A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of SM Energy Company dated September 9, 2024, entitled "SM Energy Appoints Beth McDonald as Executive Vice President and Chief Operating Officer"
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	September 9, 2024	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President and General Counsel